Exhibit 5.1

September 16, 2015

REGENXBIO Inc.

9712 Medical Center Drive, 1st Floor

Rockville, MD 20850

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by REGENXBIO Inc., a Delaware corporation (the “Company”), of an additional 856,112 shares of the Company’s Common Stock (the “Additional Shares”) for an aggregate offering size of up to 7,245,000 shares of the Company’s Common Stock, including an option granted by the Company to the underwriters to purchase up to 945,000 additional shares of the Company’s Common Stock, pursuant to the Registration Statement on Form S-1 to which this letter is attached as Exhibit 5.1 (the “Rule 462(b) Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”). The Rule 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (Registration No. 333-206430) initially filed with the Commission on August 17, 2015, as amended, which was declared effective by the Commission on September 16, 2015 (the “Original Registration Statement” and collectively with the Rule 462(b) Registration Statement, the “Registration Statements”). We understand that the Additional Shares are to be sold to the underwriters for resale to the public as described in the Original Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Original Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statements and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery by all parties other than the Company of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Additional Shares. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, when the Additional Shares to be issued and sold by the Company are issued and paid for in accordance with the terms of the Underwriting Agreement, such Additional Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement, and further consent to the use of our name wherever appearing in said Rule 462(b) Registration Statement and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP